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                                                                     EXHIBIT 2.2

                      AMENDMENT TO STOCK EXCHANGE AGREEMENT
                           AND PLAN OF REORGANIZATION

     THIS AMENDMENT TO STOCK EXCHANGE AGREEMENT AND PLAN OF REORGANIZATION (hereinafter referred to as the "Amendment") is made and entered into as of the 25th day of November, 1997, by and among THE PROVIDENCE SERVICE CORPORATION, a Delaware corporation (the "Company"), PARENTS AND CHILDREN TOGETHER, INC., an Arizona corporation ("PACT"), REGINA MURPHY-DARLING ("RMG"), and PAMELA CLARK-RAINES in their individual capacities (individually a "Stockholder" and collectively the "Stockholders") and FLETCHER MCCUSKER ("McCusker").

     The parties entered into that certain Stock Exchange Agreement and Plan of Reorganization on February 5, 1997 (the "Agreement"), Section 1.4 of the Agreement, entitled "Unwind Agreement", provides that Fletcher McCusker and Regina Murphy-Darling, either alone or jointly, shall have the option to trigger an unwind of the Agreement ("Unwind Option") upon certain terms and conditions,
Section 1.5 of the Agreement entitled "Operation of the Company and Acquisition Corp." provides that the Company and PACT shall operate as separate entities, etc. Section 1.6 of the Agreement entitled "Election of Directors" requires RMG and McCusker to vote their shares in the Company in a specified manner. Section
1.7 of the Agreement relates to loans to the Company made and to be made by McCusker. McCusker has loaned the Company $100,000 pursuant to Section 1.7 as evidenced by a Promissory Note in that amount dated May 1, 1997 (the "McCusker Note").

     The Company is in the process of obtaining venture capital financing which will be conditioned upon the elimination of the Unwind Option and the cancellation of said Sections 1.5, 1.6 and 1.7, but not the McCusker Note. The Stockholders will benefit from such financing because it will enable the Company to continue to pursue its business plan. It is the desire of the parties to agree to delete Sections 1.4, 1.5, 1.6 and 1.7 of the Agreement and cancel and terminate the Unwind Option if such financing is secured.

     NOW, THEREFORE, the parties hereto agree as follows:

     1. Amendment/Consideration. The undersigned parties hereby agree that simultaneous to the occurrence of a third-party financing of the Company in an amount of at least $3,000,000 (the "Financing"), Sections 1.4, 1.5, 1.6 and 1.7 of the Agreement be canceled and deleted in their entirety and any right or option any of the parties may have to unwind the Agreement as provided in
Section 1.4 thereof be terminated. The cancellation and deletion of Section 1.7, however, shall in no way cancel and impair the Company's obligation to pay the McCusker Note in accordance with its terms. If no such Financing occurs, the Unused Option shall remain in full force and effect.

     2. Waiver of Conflict of Interest. Each of the parties acknowledge that the law firm of Hecker, Phillips & Zeeb ("HPZ") represented PACT in connection with the

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negotiation, drafting and consummation of the Agreement and that subsequent to
Closing, it became counsel to Providence. HPZ has prepared this Amendment at the request of the parties. It is specifically understood and agreed by each of the parties that HPZ is acting only as the scrivener of this Amendment and is not providing substantive legal advice to any of the parties. Each party has been urged to consult with an attorney of her, his or its choice in connection with this Amendment and the consequences hereof. Each party waives any conflict of interest HPZ may have in connection with this Amendment. Each party further recognizes that should a dispute develop between any of them, HPZ will be unable to represent any party in connection with such dispute. Each party hereby agrees and acknowledges that notwithstanding the foregoing and for the benefit of any persons which may provide the Financing, this Amendment shall be a valid and binding obligation of such party enforceable against him, her or it in accordance with its terms.

     3. Agreement Remains in Effect. The Agreement is amended only in the manner herein provided and except as specifically provided herein, the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

                                            THE PROVIDENCE CORPORATION


                                            By:   /s/  Fletcher McCusker
                                               --------------------------------
                                                  Chief Executive Officer


                                            PARENTS AND CHILDREN TOGETHER, INC.

                                            By:  /s/  Regina Murphy-Darling
                                               --------------------------------
                                                         President


                                                 /s/  Regina Murphy-Darling
                                               --------------------------------
                                                    Regina Murphy-Darling


                                                 /s/  Pamela Clark-Raines
                                               --------------------------------
                                                    Pamela Clark-Raines


                                                  /s/  Fletcher McCusker
                                               --------------------------------
                                                     Fletcher McCusker

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